                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                INTERLAND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                INTERLAND, INC.
                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
                             ---------------------

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

To Our Shareholders:

     Notice is Hereby Given that the 2003 Annual Meeting of Shareholders of Interland, Inc., a Minnesota corporation ("Interland" or the "Company"), will be held on July 1, 2003, at 10:00 a.m., Eastern time at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, for the following purposes:

     1. To elect directors to serve beginning at the expiration of the current term ending on August 6, 2003 and continuing until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on May 2, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

     All shareholders are cordially invited to attend the meeting in person. Shareholders will be required to furnish proof of ownership of the Company's common stock before being admitted to the meeting. Shareholders holding shares in the name of a broker, bank or other nominee must bring a statement from the broker, bank or nominee confirming their ownership of the Company's common stock.

     To ensure your representation at the meeting in the event you cannot attend, you are urged to return a proxy as soon as possible. Shareholders may vote, sign, date and return the enclosed proxy in the postage-prepaid envelope provided. As an alternative to using the paper proxy to vote, shareholders may vote electronically via the Internet or by telephone. Please see the proxy statement for additional details. Shareholders attending the meeting may vote in person, even if they have returned a proxy.

     Financial and other information about the Company is contained in the enclosed Annual Report and Form 10-K for the fiscal year ended August 31, 2002.

                                          By Order of the Board of Directors,

                                          /s/ Allen L. Shulman
                                          Allen L. Shulman,
                                          Corporate Secretary

Atlanta, Georgia
May 30, 2003

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                INTERLAND, INC.
                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
                             ---------------------

                                PROXY STATEMENT

                      2003 ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Interland, Inc., a Minnesota corporation (the "Company"), for use at the annual meeting of shareholders (the "Annual Meeting") to be held on July 1, 2003, at 10:00 a.m., Eastern Time, or at any adjournment or postponement of the meeting. The meeting will be held at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326. The purposes of the meeting are described in this proxy statement and the accompanying Notice of 2003 Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are first being mailed on or about May 30, 2003 to all shareholders entitled to vote at the meeting. An Annual Report to shareholders for the fiscal year ended August 31, 2002 is enclosed with this proxy statement.

     The Company's principal executive offices are located at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303 and its telephone number is
(404) 720-8301.

VOTING OF PROXIES

     By executing and returning the proxy either by returning the paper proxy or by submitting your proxy by telephone or electronically via the Internet, you are authorizing Joel J. Kocher and Allen L. Shulman to represent you and vote your shares at the meeting according to your instructions.

     Shareholders with shares held directly or in an account at a brokerage firm may vote those shares by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically by the Internet or telephone must be received by midnight, Eastern Time, on June 30, 2003.

     The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be born by the shareholder.

     The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the meeting must bring a statement from the broker or nominee confirming ownership of the Company's common stock.

REVOCABILITY OF PROXIES

     A person giving a proxy may revoke it at any time before it is voted by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Please note, however that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the shareholder must bring to the meeting a statement from the broker, bank or other nominee confirming that shareholder's beneficial ownership of shares.

EXPENSES OF SOLICITING PROXIES

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company's directors, officers and employees may solicit proxies personally or by telephone, facsimile, telegram or by electronic means without additional compensation.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

RECORD DATE

     Only shareholders of record at the close of business on May 2, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $0.01 par value per share. As of the Record Date, 150,290,541 shares of common stock were issued and outstanding.

VOTING RIGHTS

     Each shareholder is entitled to one vote for each share of common stock held as of the Record Date for all matters. A majority of all votes eligible to be cast is required to establish a quorum for the transaction of business at the meeting. Shares that are voted "for", "against", "withhold" or "abstain" are treated as present at the meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting (the "Votes Cast") with respect to each matter. Abstentions will have the same effect as votes against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth ownership information with respect to the common stock of the Company, as of May 2, 2003, with respect to (i) persons known by the Company to beneficially own more than 5% of the Company's common stock, (ii) each director of the Company, (iii) each Named Executive

Officer of the Company listed in the "Summary Compensation Table" below, and
(iv) all current directors and executive officers of the Company as a group:

                                                                    INTERLAND, INC.
                                                                     COMMON STOCK
                                                              ---------------------------
                                                              AMOUNT AND NATURE   PERCENT
                                                                OF BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                                        OWNERSHIP(1)       CLASS
------------------------                                      -----------------   -------
PAR Investment Partners, L.P.(2)............................     20,000,000        13.3%
Wellington Management Company, LLP(3).......................     13,155,900         8.8
Hartford Mutual Funds, Inc.(4)..............................     13,100,000         8.8
ICM Asset Management, Inc.(5)...............................     11,263,500         7.5
Blum Capital Partners, L.P.(6)..............................      8,000,000         5.3
Joel J. Kocher(7)...........................................      2,947,152         2.0
Robert T. Slezak(8).........................................        868,500           *
Savino R. Ferrales(9).......................................        596,915           *
Robert Lee(10)..............................................        268,666           *
David Buckel(11)............................................         86,321           *
John B. Balousek(12)........................................         77,666           *
Edward Shapiro(13)..........................................         20,000           *
Mark Alexander..............................................             --          --
Barbara Gibson..............................................             --          --
All current directors and executive officers as a Group (8
  persons)(14)..............................................      4,778,899         3.2%

---------------

 * Less than 1%

 1. Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 2. Information is based in part on Schedule 13G filed on February 12, 2002 by PAR Investment Partners, L.P. Represents 20,000,000 shares held by PAR Investment Partners, L.P. ("PAR Investment"), of which PAR Group, L. P. is a general partner. PAR Capital Management, Inc. provides investment management services for PAR Investment. Edward L. Shapiro, who has served as a member of the Board of Directors of Interland since March 2002, is a Vice President and shareholder of PAR Capital Management, Inc., and a limited partner of PAR Group, L.P. PAR Capital Management, Inc. is a reporting company under the Exchange Act. The principal office for PAR Investment, PAR Group, L.P. and PAR Capital Management, Inc. is One Financial Center, Suite 1600, Boston, Massachusetts 02111.

 3. Information is based on Schedule 13G filed February 13, 2003 by Wellington Management Company, LLP, which acts as investment advisor with respect to the shares and holds shared voting and shared dispositive power with respect to the shares. According to that Schedule 13G, Hartford Capital Appreciation HLS Fund, Inc. has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of more than five percent of the shares reported by Wellington Management. The 13,100,000 shares beneficially owned by Hartford Mutual Funds, Inc. reported in the above table are a component of Wellington Management Company, LLP's 13,155,900 also reported in the above table. Edward Shapiro is a director of Interland and was a Vice President with Wellington Management. Wellington Management is a registered investment company under the Investment Company Act of 1940. The principal office of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

 4. Information is based on Schedule 13G filed on February 7, 2003 by The Hartford Mutual Funds, Inc. which is a registered investment company under the Investment Company Act of 1940. According to the Schedule 13G, the Hartford Mutual Funds, Inc. has shared voting power and shared dispositive power with respect to 13,100,000 shares and sole voting power and sole dispositive power with respect to no shares. The principal business office of The Hartford Mutual Funds, Inc. to 200 Hopmeadow Street, Simsbury, Connecticut 06089.

 5. Information is based on Schedule 13G filed on January 31, 2003 by ICM Asset Management, Inc., which specified the holdings of ICM Asset Management, Inc., a registered investment advisor. The principal office for ICM Asset Management, Inc. is W. 601 Main Avenue, Suite 600, Spokane, Washington 99201-0613. The Schedule 13G reports 11,263,500 shares having shared dispositive power, 6,009,900 shares having shared voting power, and no share with sole dispositive power or sole voting power.

 6. Information provided is based in part on a Schedule 13D filed on February 20, 2002, by BLUM Capital Partners, L.P., a California limited partnership, ("BLUM L. P."); Richard C. Blum & Associates, Inc., a California Corporation ("RCBA Inc."); and Richard C. Blum, the Chairman and a substantial shareholder of RCBA Inc. (collectively, the "Blum Reporting Persons"). BLUM L.P. is a California limited partnership whose principal business is acting as general partner for investment partnerships and providing investment advisory services. BLUM L.P. is an investment advisor registered with the Securities and Exchange Commission. The sole general partner of BLUM L.P. is RCBA Inc. The BLUM Reporting persons effectively control Stinson Capital Fund (Cayman), Ltd., Stinson Capital Partners, L. P., Stinson Capital Partners II, L. P. and Stinson Capital Partners III, L.P., and also exercise voting and investment control over shares held by Carpenters Pension Trust for Southern California, the Common Fund Multi-Strategy Equity Fund, and the United Brotherhood of Carpenters Pension Fund. Each of the BLUM Reporting Persons reports that it shares voting and dispositive power over the shares reported above. According to Schedule 13D filed by the Blum Reporting Persons, the Blum Reporting Persons share voting and investment control over an aggregate of 8,000,000 shares, or approximately 5.3% of the outstanding shares of Interland. The principal office for each of the Blum Reporting Persons is 909 Montgomery Street, Suite 400, San Francisco, California 94133.

 7. Includes 2,655,701 shares subject to options held by Mr. Kocher that are exercisable within 60 days of May 2, 2003.

 8. Includes 848,500 shares beneficially owned by Mr. Slezak and 20,000 shares subject to options held by Mr. Slezak that are exercisable within 60 days of May 2, 2003.

 9. Represents 596,915 shares subject to options held by Mr. Ferrales that are exercisable within 60 days of May 2, 2003.

10. Includes 216,000 shares beneficially owned by Mr. Lee as well as 52,666 shares subject to options held by Mr. Lee that are exercisable within 60 days of May 2, 2003.

11. Represents 86,321 shares subject to options held by Mr. Buckel that are exercisable within 60 days of May 2, 2003.

12. Includes 12,000 shares owned by Mr. Balousek and 65,666 shares subject to options held by Mr. Balousek that are exercisable within 60 days of May 2, 2003.

13. Represents 20,000 shares subject to options held by Mr. Shapiro that are exercisable within 60 days of May 2, 2003.

14. Includes 3,410,948 shares subject to options held by all current directors and executive officers as a group (8 persons) that are exercisable within 60 days of May 2, 2003 and 1,367,951 shares beneficially owned by all current directors and officers as a group.

                        DIRECTORS AND EXECUTIVE OFFICERS

     As described under Proposal One below, proxies will be voted for the election of the following nominees as directors to serve upon the expiration of their current term ending on August 6, 2003 until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies may be voted for such substitute as the Board may designate.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Joel J. Kocher........................  47    Chairman of the Board of Directors,
                                              President and Chief Executive Officer
John B. Balousek......................  58    Director
Robert C. Lee.........................  54    Director
Edward L. Shapiro.....................  38    Director
Robert T. Slezak......................  45    Director

     Joel J. Kocher is Chairman, President and Chief Executive Officer. He joined the Company in January 1998 as President, Chief Operating Officer and Director, and was appointed Chairman and Chief Executive Officer in June 1998. Prior to joining the Company, he served as Executive Vice President and then Chief Executive Officer of Artistsoft, Inc., a computer networking and telephony company, from August 1997 to January 1998. From December 1996 until August 1997, Mr. Kocher served as President and Chief Operating Officer at Power Computing Corporation, a personal computer company. From 1987 to 1994, Kocher held several senior executive positions with Dell Computer Corporation, including President, Worldwide Sales, Marketing and Services.

     John B. Balousek has served as a member of the Board of Directors since August 1999. He currently serves as a Director on the boards of Geoworks Corporation, Aptimus, Inc., Central Garden & Pet Company and Edison Schools Inc. From 1998 to date, Mr. Balousek has served as Executive Vice President and a founder of PhotoAlley.com, a San-Francisco-based start-up company providing electronic commerce services. He served as Chairman and CEO of True North Technologies, a digital and interactive services company of True North Communications, parent company of Foote Cone & Belding Communications, Inc., a global advertising and communications company, from March to July 1996. Mr. Balousek continued to serve as a Director of True North Communications until January 1997. From 1991 to February 1996, Mr. Balousek served as President, Chief Operating Officer and Director of Foote Cone & Belding Communications.

     Robert C. Lee has served as a member on the Board of Directors since April 1999. He is currently also a Director on the board of Netopia, Inc., a publicly held company. Mr. Lee has served as President of Business Communications Services for Pacific Bell since 1995. Mr. Lee also served as Executive Vice President, California Market Group, for Pacific Bell from 1993 to 1995.

     Edward L. Shapiro has served as a member of the Board of Directors since March 2002. He has been a partner with PAR Capital Management, Inc. (PCM) since 1997. Mr. Shapiro also acts as a research analyst and portfolio manager with PCM. PCM is an investment partnership. Prior to 1997, Mr. Shapiro also held the positions of vice president with Wellington Management Company LLC and financial analyst with Morgan Stanley & Co.

     Robert T. Slezak has served as a member on the Board of Directors since August 2001. He currently also serves as a Director on the boards of Matrix Bancorp, Inc. and BAM! Entertainment, Inc. Mr. Slezak has worked as an independent management consultant since November 1999. From 1987 to November 1999, Mr. Slezak served as Chief Financial Officer of Ameritrade Holding Corporation, managing the accounting, finance, tax, mergers and acquisitions and regulatory reporting functions of this online brokerage firm.

     Set forth below is information regarding executive officers of the Company who are not also directors:

     Don Bulens (46) is Senior Vice President of Mass Market and joined the Company in conjunction with the January, 2003 acquisition of Trellix Corporation ("Trellix"). Mr. Bulens was formerly the President and CEO of Trellix from January 1999 through January 2003. Prior to Trellix, Mr. Bulens was an independent consultant advising software and internet companies from November 1997 through January 1999. From August 1996 through November 1997, Mr. Bulens was the President and CEO of Radnet, Inc.

From January 1988 through August 1996, Mr. Bulens held a number of management positions at Lotus Development Corporation, including Vice President of Worldwide Business Partner Programs. Mr. Bulens began his career at New England Telephone Company and then AT&T, where he held several sales and sales management positions from June 1978 through January 1988.

     Savino R. "Sid" Ferrales (52) has served as Senior Vice President and Chief Resource Officer since February 1998. From December 1997 to January 1998, Mr. Ferrales performed human resource consulting work for the Company. Prior to that, he served as Vice President of Human Resources at Power Computing Corporation from March 1997 to November 1997. From June 1995 to February 1997, Mr. Ferrales served as Vice-President, Worldwide Human Resources, for Digital Equipment Corporation. From 1994 to June 1995, he was a principal in OMC Group, a human resources consulting firm. From January 1989 to June 1995, he served as Vice President of Human Resources at Dell Computer Corporation. He has over twenty-five years experience in human resources and organization development with several high technology companies, including more than ten years at Motorola, Inc.

     Allen L. Shulman (54) was elected as Senior Vice President, Chief Financial Officer and General Counsel in October 2002, after serving as Vice President and General Counsel since joining the Company in November 2001. Mr. Shulman served as General Counsel of CheckFree Corporation from May 1997 until October 2001 and additionally as Chief Financial Officer from August 1998 to June 2000. From 1983 to 1996, Mr. Shulman held a number of executive positions with United Refrigerated Services, Inc., including Chief Operating Officer, Chief Financial Officer and General Counsel. From 1974 to 1983 he practiced law in New Jersey and in Chicago, where he was a partner in the firm of Conklin & Adler.

                  ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended August 31, 2002, the Board of Directors held a total of four meetings and also took action by written consent. Each member of the Board of Directors who served on the Board during fiscal 2002 attended more than 75% of the meetings of the Board of Directors and committees of the Board of which he was a member.

     The Company maintains a Compensation Committee. The members of the Compensation Committee are Mr. Robert C. Lee and Mr. John Balousek. During fiscal 2002, the Compensation Committee held four meetings and also took action by written consent.

     The Board of Directors maintains an Audit Committee. During fiscal 2002 and thereafter until May 2003, the members of the Audit Committee were Mr. Edward Shapiro and Mr. Robert Slezak. The current members of the Audit Committee are Mr. John B. Balousek, Mr. Robert C. Lee and Mr. Robert T. Slezak, each of whom is "independent" as defined in Rule 4200(a)(14) of the Nasdaq listing standards. During fiscal 2002, the Audit Committee held two meetings and also took action by written consent. The Board of Directors adopted a revised charter for the Audit Committee in May 2003. A copy of that revised charter is attached hereto as Appendix A.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 2002 and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2002 whose combined salary and bonus earned in fiscal 2002 exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                ANNUAL COMPENSATION             COMPENSATION
                                       --------------------------------------      AWARDS
                                                                   OTHER         SECURITIES
                              FISCAL                              ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY(1)   BONUS(2)   COMPENSATION(3)     OPTIONS      COMPENSATION(4)
---------------------------   ------   ---------   --------   ---------------   ------------   ---------------
Joel J. Kocher..............   2002    $364,846    $162,000       $83,801(5)     1,000,000(6)     $     --
  Chairman, President,         2001     495,597          --            --        1,428,700(7)           --
  and Chief Executive          2000     450,000     351,885            --          514,350(8)      267,807(9)
  Officer
Savino R. Ferrales..........   2002    $264,000    $121,500       $57,745(10)      230,000(6)     $270,000(11)
  Senior Vice President        2001     276,000      42,525            --          250,000(12)          --
  and Chief Resource           2000     260,000     114,869            --          125,725(13)       7,000
  Officer
Barbara A. Gibson...........   2002    $193,077    $     --       $    --           80,000(6)     $  8,637(15)
  Former Vice President        2001     214,000      28,000            --          150,000(16)          --
  Public Relations(14)         2000     100,000      55,375(17)          --             --              --
David A. Buckel.............   2002    $234,231    $108,000       $    --          100,000(6)     $ 11,281
  Former Senior Vice           2001     132,286          --            --          395,750(6)       28,012(18)
  President and Chief          2000          --          --            --               --              --
  Financial Officer(14)
Mark K. Alexander...........   2002    $219,286    $199,355       $    --          230,000(6)     $  4,646
  Former Senior Vice           2001      17,318          --            --          160,000(6)           --
  President of Sales and       2000          --          --            --               --              --
  Marketing(14)

---------------

 (1) Includes compensation deferred by the employee under the Company's qualified 401(k) retirement plans.

 (2) Includes amounts paid under the Company's profit sharing plans and amounts awarded and paid under the Management and Executive Incentive Plan (the "Incentive Plan," formerly the Micron Electronics, Inc. Executive Bonus
     Plan) for fiscal 2002 and earned and paid under the Incentive Plan for prior fiscal years.

 (3) Excludes certain perquisites and other amounts that in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

 (4) Except as otherwise noted, consists of matching contributions made by the Company under qualified 401(k) retirement plans.

 (5) Represents amounts the Company paid for travel to and lodging near the Company's headquarters, as Mr. Kocher does not reside in the Atlanta area.

 (6) Represents an option to purchase shares of the Company's common stock granted under the Company's 1995 Stock Option Plan.

 (7) Represents an option to purchase 250,000 shares of the Company's common stock granted under the Company's 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 1,178,700 shares of the Company's common stock under the Company's 2001 Equity Incentive Plan as of March 22, 2001.

 (8) Represents an option that was originally granted to purchase HostPro, Inc., a subsidiary of the Company, common stock, which was subsequently converted into options to purchase 514,350 shares of the Company's common stock under the Company's 2001 Equity Incentive Plan.

 (9) Includes payment of $265,254 by the Company for relocation costs, including, in certain instances, reimbursement for related taxes.

(10) Represents amounts the Company paid for travel to and lodging near the Company's headquarters, as Mr. Ferrales does not reside in the Atlanta area.

(11) Represents a retention bonus of $270,000 earned in fiscal 2002.

(12) Represents an option to purchase 164,275 shares of the Company's common stock granted under the Company's 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 85,725 shares of the Company's common stock under the Company's 2001 Equity Incentive Plan as of March 22, 2001.

(13) Represents an option to purchase 40,000 shares of the Company's common stock granted under the Company's 1995 Stock Option Plan and an option that was originally granted to purchase HostPro common stock, which was subsequently converted into options to purchase approximately 85,725 shares of the Company's common stock under the Company's 2001 Equity Incentive Plan.

(14) This individual's employment with the Company terminated on October 31, 2002, after the Company's August 31, 2002 fiscal year end.

(15) Includes payment of $8,637 by the Company for relocation costs, including, in certain instances, reimbursement for related taxes.

(16) Represents an option to purchase 107,138 shares of the Company's common stock granted under the Company's 1995 Stock Option Plan and an option originally granted to purchase shares of the common stock of HostPro, Inc., a wholly owned subsidiary of the Company, pursuant to the HostPro, Inc. 2000 Equity Incentive Plan I or the HostPro, Inc. 2000 Equity Incentive Plan II. The options granted under the HostPro plans were converted into options to purchase 42,862 shares of the Company's common stock under the Company's 2001 Equity Incentive Plan as of March 22, 2001.

(17) Includes a $20,000 signing bonus.

(18) Represents payment of $28,012 by the Company for relocation costs, including, in certain instances, reimbursement for related taxes.

                          OPTION GRANTS IN FISCAL 2002

     The following table provides information with respect to stock options granted in fiscal 2002 to each of the Named Executive Officers who received options. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      PERCENT OF                                 ASSUMED ANNUAL RATES OF
                         SECURITIES     TOTAL OPTIONS    EXERCISE                STOCK PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO       PRICE                           OPTION TERM
                           OPTIONS      EMPLOYEES IN       PER      EXPIRATION   -----------------------------
NAME                     GRANTED(1)    FISCAL 2002(2)     SHARE        DATE           5%              10%
----                     -----------   ---------------   --------   ----------   -------------   -------------
Joel J. Kocher.........   1,000,000         15.03%        $2.14     1/15/2012     $1,345,834      $5,583,836
Savino R. Ferrales.....     230,000          3.46%        $2.14     1/15/2012     $  309,542      $  784,440
Barbara A. Gibson......      80,000          1.20%        $2.14     1/15/2012     $  107,667      $  272,849
David A. Buckel........     100,000          1.50%        $2.08     1/25/2012     $  130,810      $  331,498
Mark K. Alexander......     230,000          3.46%        $2.14     1/15/2012     $  309,542      $  784,440

-
---------------

(1) Represents options granted pursuant to the Company's 1995 Stock Option Plan that vest over four years in increments of 25% per year. Options granted pursuant to the Company's 1995 Stock Option Plan are granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's common stock on the date of grant. NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's common stock on the date of grant.

(2) Reflects percent of total options to purchase shares of the Company's common stock granted to employees during fiscal 2002.

  AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND AUGUST 31, 2002 OPTION VALUES

     The following table provides information regarding Company stock option exercises in fiscal 2002 by the Named Executive Officers, and the value of such officers' unexercised options at August 31, 2002:

                                                                                              VALUE OF
                                                                   NUMBER OF SECURITIES      UNEXERCISED
                                                                        UNDERLYING          IN-THE-MONEY
                                                                   UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                                                    AT FISCAL YEAR-END        YEAR-END
                                      SHARES ACQUIRED    VALUE       EXERCISABLE (E)/     EXERCISABLE (E) /
NAME                                    ON EXERCISE     REALIZED    UNEXERCISABLE (U)     UNEXERCISABLE (U)
----                                  ---------------   --------   --------------------   -----------------
Joel J. Kocher......................        --            --           2,159,451(E)         $1,874,216(E)
                                                                       1,500,000(U)            958,000(U)
Savino R. Ferrales..................        --            --             423,278(E)         $  296,987(E)
                                                                         404,207(U)            299,482(U)
Barbara A. Gibson...................        --            --              66,427(E)         $   42,837(E)
                                                                         215,939(U)            165,574(U)
David A. Buckel.....................        --            --              78,101(E)         $   40,150(E)
                                                                         274,774(U)            178,450(U)
Mark K. Alexander...................        --            --             263,857(E)         $   58,400(E)
                                                                         350,000(U)            294,800(U)

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company or employees, officers or directors of any subsidiary or affiliate of the Company are paid an annual retainer of $40,000 (the "Annual Retainer"). The Annual Retainer is payable in arrears in equal quarterly installments within the first thirty days of each fiscal quarter to qualified directors holding office during the prior fiscal quarter. Qualified directors who hold office for less than an entire fiscal quarter receive a pro-rated portion of the Annual Retainer.

     Additionally, all directors who are not employees of the Company or its subsidiaries or affiliates are to receive a formula Nonstatutory Stock Option (a "Formula Option") of 20,000 shares of common stock upon appointment to the Board and such directors serving on the Board as of the first day of each fiscal year receive a Formula Option of 10,000 shares of common stock. The Formula Options have an exercise price equal to the fair market value of a share of the Company's common stock on the grant date, have a term of six years and are exercisable as of the date of such grant. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings or performance of director services.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements (the "Agreements") with Mr. Kocher, the Company Chairman, President, and Chief Executive Officer, and Mr. Ferrales, its Senior Vice President and Chief Resource Officer. The Agreements allow either the Company or the officer to terminate the officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The Agreements provide for a one-year "Transition Period" following termination, unless employment was terminated by the Company for cause or by the officer without good reason. During the transition period, the officer will continue to receive all benefits "customarily provided" to such officer while employed, including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to Company practices and plans with respect to the officer's benefits and compensation in effect as of the date of termination of the officer's active employment with the Company. Such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer's active employment with the Company, beyond the Transition Period. In addition, Mr. Kocher will not be entitled to acceleration of any performance accelerated options if the performance objectives attendant to such options are satisfied during the Transition Period. If either officer ceases to be an officer but continues to be an employee, the change in status will be treated as a termination under the Agreements. Both Agreements terminate when the officer reaches sixty-five years of age. Both Agreements contain non-compete provisions.

     The Company maintains no formal change of control agreements or arrangements with individual Company executives. However, the 2002 Equity Incentive Plan, the 2001 Equity Incentive Plan, and the 1995 Stock Option Plan provide for the vesting of any or all options granted pursuant to the plans to accelerate and become immediately exercisable upon a change of control of the Company, as defined in the applicable plans.

     In connection with his resignation as Senior Vice President, Interland entered into an agreement with Mr. Alexander terminating his tenure as of December 10, 2002. Under this agreement, Interland agreed to continue to pay Mr. Alexander his base salary for eleven months from his last day of employment, a lump sum of $12,600, and payment for any accrued "time off plan" time in accordance with Company policy. Mr. Alexander received a bonus for the 2002 fiscal year in the amount of $101,335 on substantially the same basis as other senior executives in good standing. The agreement also provides for releases from Mr. Alexander. In addition, the agreement provides that the Company will honor all outstanding stock option grants to Mr. Alexander in accordance with their terms.

     In connection with his resignation as Senior Vice President, Interland entered into an agreement with Mr. Buckel terminating his tenure as an employee as of October 31, 2002. Under this agreement, Interland agreed to pay Mr. Buckel $19,700 per month from October 20, 2002, until October 19, 2003, and grant Mr. Buckel an option to purchase up to 86,321 shares of Interland stock at a price of $3.19 per share, provided that such option is exercised before October 31, 2003, in return for his agreement to provide specified services. Mr. Buckel also agreed that all vested options held by him must have been exercised on or before November 30, 2002. Under the agreement, Mr. Buckel received a bonus under his fiscal year 2002 bonus plan in the amount of $108,000, paid to him at the same time, and to the same extent as, other participating executives. The agreement also provides for releases from Mr. Buckel. Mr. Buckel's consulting services for the Company are not to exceed twenty hours per month, and he may engage in other full-time employment while serving as a consultant to the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report, the Audit Committee Report on page 13 and the performance graph on page 14 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     Serving on the Compensation Committee are Directors John B. Balousek and Robert C. Lee. The Committee met four times in fiscal 2002 and intends to meet quarterly or more frequently as the Company's Board of Directors may request.

     The Committee's primary responsibility is to review and establish the compensation of the Company's officers, including salary, bonuses, stock option grants, employment contracts and other compensation. Compensation for the Company's executive officers for fiscal 2002, including base salary, performance bonuses, stock option grants and other compensation, was determined by the Compensation Committee and reviewed by the Company's Board of Directors.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company, thus aligning executive interests with the interests of the shareholders. The various components of the Company's executive officer compensation programs are, in most cases, the same as those generally made available to employees of the Company. The following is a summary of the executive officer compensation programs:

CASH COMPENSATION

     Base Salary. The base salary of each executive officer is established primarily upon (i) a review of executive compensation offered by companies generally comparable to the Company, and (ii) a subjective evaluation of the executive officer's expected contribution to the Company, including individual performance, level of responsibility and technical expertise.

     Performance Bonuses. Lump sum cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance and achievement of individual performance goals during the fiscal year and are earned and paid pursuant to the Management and Executive Incentive Plan (the "Incentive Plan"), which was approved by the Company's shareholders in November 1999. Under the Incentive Plan, individual target bonuses are established for a performance period based on the officers expected contribution to the Company and competitive market analysis. Fiscal 2002 bonuses were awarded under the Incentive Plan based on achievement of specific Company financial performance measured in Earnings Before Income Taxes and Amortization as well as individual contributions to Company performance for the applicable performance period.

EQUITY COMPENSATION

     To provide long-term incentive to the executive officers and employees of the Company and its subsidiaries, the Company grants incentive and non-statutory stock options to such persons pursuant to the Company's 2002 Equity Incentive Plan (the "Plan"), the successor Plan to the Company's 1995, 2000, and 2001 stock option plans. Such options provide a link to long-term growth in the value of the Company's Common Stock. The criteria used to determine who receives stock options and the number of stock options granted is generally based on an evaluation of the individual's long-term impact to the Company. That criteria includes: ability to directly contribute to the Company's corporate success and future revenue growth, ability to develop efficiencies that result in cost reductions without compromising product quality or quantity, ability to develop processes or programs that directly support the attainment of corporate objectives, ability to design or develop new products or services, or develop innovative processes that make the Company more competitive, ability to manage key departments/functions and other relevant items, as appropriate. Stock options granted to employees and executive officers under the Plan typically have a term of ten (10) years and vest twenty-five percent (25%) on the first anniversary of each grant, then at a monthly rate of 2.0833% for each successive month until fully vested.

OTHER COMPENSATION

     In addition to cash and equity compensation programs, executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, full-time employees of the Company and its subsidiaries (including executive officers) are allowed to accumulate a predetermined number of hours based on length of service for vacation, holidays, sick time, emergencies and personal needs. This program was modified for all employees on April 8, 2003 to limit future accumulation to 160 hours. Prior to this change, the maximum accumulation was 400 hours. Employees with in excess of 160 hours on April 8, 2003 have until August 31, 2004 to take the excess, after which any hours over 160 will be forfeited. Executive officer participation in various clubs, organizations and associations may also be funded by the Company or its subsidiaries.

CEO COMPENSATION

     Joel J. Kocher is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Kocher's annual base salary is based on an analysis of compensation paid to chief executive officers of comparable companies and on a subjective analysis of Mr. Kocher's experience, level of responsibility and contribution to the Company. During fiscal 2002 Mr. Kocher's annual base salary was at $360,000.

     In December 2002, pursuant to the Incentive Plan, Mr. Kocher was awarded and paid $162,000 for fiscal 2002 performance.

     During fiscal 2002, Mr. Kocher was granted options to purchase a total of 1,000,000 shares of Interland common stock granted under the 2002 Equity Incentive Plan. The options vest at a rate of 25% after one year from the date of grant and at a rate of 2.0833% monthly thereafter for three years. The options expire after a term of ten (10) years.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent upon stockholder approval of the compensation arrangement. The Company believes that it is generally in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under
Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements and amounts paid under the Incentive Plan, the Compensation Committee has reviewed the terms of those arrangements likely to be subject to Section 162(m) and believes that at this time the Company is in compliance with Section 162(m). The

Company also believes the 1995 Stock Option Plan and the HostPro 2000 Equity Incentive Plans are in compliance with Section 162(m). The Compensation Committee will continue to monitor compliance with Section 162(m) and will take appropriate action if warranted. Since corporate objectives may not always be consistent with the requirement for full deductibility, it is conceivable that the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). Deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or methods of compensation.

                                          Compensation Committee of the Board of
                                          Directors

                                          John B. Balousek
                                          Robert C. Lee

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management team. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent accountants of the Company, those matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence.

     Based upon the review and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

                                          Audit Committee of the Board of
                                          Directors

                                          Robert T. Slezak
                                          Edward L. Shapiro

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from August 31, 1997 through August 31, 2002 with the cumulative total return for the same period as (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies), (ii) the Russell 2000 Index and (iii) the CRSP Total Return Index for Nasdaq Computer Manufacturer Stocks (the "Computer Manufacturer Index"). Each of these indices is prepared by a third party and is publicly available. As the Company no longer manufactures computer hardware, the Computer Manufacturer Index no longer tracks stocks of an industry or line-of-business comparable to the Company. The Company has not been able to identify an index or peer issuers in the Company's line-of-business. Accordingly, the following graph includes the Russell 2000 Index which measures the performance of the 2,000 smallest companies in the Russell 3000 Index, a broad based equity market index. The Company operates on a fiscal year which ends on August 31. For consistent presentation and a more meaningful comparison to the indices shown herein, the Company's stock performance graph was plotted assuming an August 31 fiscal year-end. These comparisons assume an investment of $100 at the commencement of the period and the reinvestment of dividends paid during the period, as applicable.

     Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                  AUGUST 2002

                              (PERFORMANCE GRAPH)

     The performance graph was plotted using the following data:

                                       1997      1998      1999      2000      2001      2002
                                      -------   -------   -------   -------   -------   -------
Interland Inc              Return %              (27.97)   (17.55)    42.58    (88.63)    62.42
                           Cum $      $100.00   $ 72.03   $ 59.39   $ 84.68   $  9.63   $ 15.63
NASDAQ US                  Return %               (5.51)    85.84     52.75    (57.23)   (27.03)
                           Cum $      $100.00   $ 94.49   $175.60   $268.23   $114.72   $ 83.71
NASDAQ COMPUTER
  MANUFACTURERS            Return %               21.90    133.97     85.28    (73.18)   (18.44)
                           Cum $      $100.00   $121.90   $285.21   $528.44   $141.73   $115.59
RUSSELL 2000               Return %              (19.22)    28.37     27.39    (11.51)   (15.41)
                           Cum $      $100.00   $ 80.78   $103.70   $132.10   $116.90   $ 98.88

                           RELATED PARTY TRANSACTIONS

     During the second quarter of the Company's fiscal year ending August 31, 2002, the Micron Technology Foundation, which beneficially owned approximately 43% of the Company's common stock, sold all of its shares of the Company's common stock to the Company and third parties. In connection with such transaction, the Company repurchased and retired approximately 5.8 million shares of Company common stock formerly owned by the Foundation at an aggregate cost of $7.3 million. The third-party purchasers included Robert T. Slezak, a member of the Company's board of directors, who purchased 800,000 shares; Joel
J. Kocher, then the Company's Chairman and Chief Executive Officer, who purchased 200,000 shares; Robert C. Lee, a member of the Company's board of directors, who purchased 200,000 shares; and John B. Balousek, a member of the Company's board of directors, who purchased 100,000 shares. All the purchasers agreed to certain contractual limitations on resale, the last of which expired on December 31, 2002.

     In December 1998, a predecessor ("Interland-Georgia") to the Company loaned $25,000, and in May 1999, Interland-Georgia loaned $200,000 to Kenneth Gavranovic, one of its co-founders. Mr. Gavranovic was formerly the Vice Chairman and Chief Technical Officer of the Company. This loan was evidenced by a full-recourse promissory note that bore interest at the rate of 10% per annum and was payable on demand when the Company became the payee of the loan on August 6, 2001 in connection with the Company's acquisition of Interland-Georgia. The notes were secured by a separate stock pledge agreement, whereby Mr. Gavranovic pledged 432,000 shares of Interland-Georgia common stock to secure his obligations. After giving effect to a subsequent stock split and the conversion ratio for shares of Interland-Georgia that were exchanged for Company common stock in connection with the acquisition of Interland-Georgia, Mr. Gavranovic had approximately 371,952 shares of Company common stock subject to the stock pledge agreement. The Company demanded repayment of the notes from Mr. Gavranovic on October 26, 2001 and offered him the opportunity to repay the notes through an exchange of the shares pledged under the respective stock pledge agreements. Mr. Gavranovic accepted this offer and repaid the total amount $218,259.18 in outstanding principal and interest on the notes through an exchange of approximately 183,286 shares of Company common stock (valued at the closing price of $1.54 on November 9, 2001). All of the notes between Mr. Gavranovic and the Company have been satisfied in full and cancelled.

COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own beneficially more than 10% (collectively, the "Beneficial Owners") of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (the "SEC"). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended August 31, 2002, except John Harper filed late his Form 3 reporting no ownership of Company securities, Garrett Mullins failed to file a Form 5 for the Company's fiscal year ending August 31, 2001 reporting an exempt option grant, and the following individuals reported late on Form 5 exempt option grants during the Company's fiscal year ending August 31, 2001:
Robert Slezak, John Balousek, Gregg Mockenhaupt, Sid Ferrales, Joel Kocher, David Buckel, Mark Alexander, Robert Lee, Barbara Gibson, Nick Farsi, Cliff Luckey, Steve Arnold and Ken Gavranovic. In addition, Edward Shapiro amended his Form 3 to correct the date on which he became a director and correct the vesting schedule for a stock option award.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at five
(5), and it is contemplated that a board of five (5) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below, all of whom are presently directors of the Company and are identified in the Proxy Statement under "DIRECTORS AND EXECUTIVE OFFICERS". In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will begin on August 6, 2003 and continue until the next annual meeting of shareholders and until such person's successor has been duly elected and qualified, or until such person's earlier death, resignation, removal or disqualification.

     The Board's nominees for re-election at the Annual Meeting are Joel J. Kocher, John B. Balousek, Robert C. Lee, Edward L. Shapiro and Robert T. Slezak. The Board recommends a vote "FOR" the election of each of the foregoing nominees.

     The five (5) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock entitled to vote on this matter shall be elected as the directors assuming such affirmative votes represent a majority of the shares entitled to vote and represented at the Annual Meeting.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 2003.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

AUDIT FEES

     Fees for the fiscal year 2002 audit and the review of Forms 10-Q in fiscal 2002 were $477,621, of which an aggregate amount of $165,603 had been billed through August 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the year ended August 31, 2002.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the year ended August 31, 2002 were $825,344.

     The Audit Committee has considered whether the payments made to its independent auditors for non-audit services for fiscal 2002 are compatible with maintaining such auditors' independence.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in our proxy statement and form of proxy relating to our 2004 annual meeting of shareholders must be received no later than January 30, 2004 and must comply with applicable laws and regulations and the Company's Bylaws. Persons named as proxies in the proxy solicited by the board of directors for the 2004 annual meeting may exercise discretionary voting authority on any proposal presented by a shareholder at that meeting if the Company receives notice of the proposal after April 15, 2004 or if the Company receives notice of the proposal by that date and discloses the proposal in the proxy statement and how management intends to vote proxies on the proposal.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and the Company does not know of any other matters to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect of such matters in accordance with the judgment of the persons voting the proxies.

                   TELEPHONE AND INTERNET VOTING ALTERNATIVES

     Shareholders with shares held directly or in an account at a brokerage firm may vote those shares telephonically by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically via the Internet or by telephone must be received by midnight, Eastern Time, on June 30, 2003.

     The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

     The giving of a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the Annual Meeting must bring a statement from the broker or nominee confirming ownership of the Company's common stock.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                                                      APPENDIX A

                                INTERLAND, INC.
                 AUDIT COMMITTEE MISSION STATEMENT AND CHARTER

                             AS ADOPTED APRIL 2000
                              AS REVISED MAY 2003

                               MISSION STATEMENT
                             ---------------------

     The Audit Committee serves as an independent and objective party integral to the Board in its oversight responsibilities. Areas of responsibility include:

          a) Monitoring the Company's financial reporting process and internal control systems;

          b) Reviewing and appraising the audit efforts of the Company's independent accountants and, if and when implemented, the Company's internal auditing department;

          c) Reviewing compliance with laws and regulations under which the Company is required to operate;

          d) Providing an open avenue of communication among the independent accountants, financial and senior management, any internal auditing department, and the Board of Directors;

          e) Pre-approve permissible non-audit services to be performed for the Company by its independent public accountants; and

          f) Be responsible for the appointment, compensation, retention and oversight of the work of the independent accountants, which audit the Company's financial statements or perform other audit, review or attest services for the Company.

                                    CHARTER

     Committee Composition. The Audit Committee shall consist of three or more directors who meet the independence and experience requirements of the NASDAQ and the SEC. The members of the Audit Committee shall be appointed by the Board. In selecting members of the Audit Committee, the Board of Directors shall strive to appoint at least one member (a) who has (1) an understanding of generally accepted accounting principles and financial statements, (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (3) experience in preparing, auditing, analyzing or evaluating financial statements generally comparable to those of the Company, (4) an understanding of internal controls and procedures, and (5) an understanding of Audit Committee function, and (b) who has acquired such attributes through education or experience of the type described in Item 401 of Regulation S-K adopted by the Securities and Exchange Commission.

     Special Consultants. The Audit Committee shall have the authority to retain and appropriate funds to compensate special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Reports.  The Audit Committee shall make regular reports to the Board.

     Responsibilities.  The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter periodically and submit any proposed changes to this Charter to the Board of Directors for approval.

          2. Be responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accounting firm is ultimately accountable to the Audit Committee, the Board, and the Shareholders.

          3. Approve fees to be paid to the independent accountants for audit and other services.

          4. Annually evaluate the performance of the independent accountants and, if so determined, replace the independent accountants.

          5. Following such time as the Company maintains an internal audit function, review the appointment and replacement of the senior internal auditing executive, and the significant reports to management prepared by the internal auditing department and management's responses.

          6. Meet at least annually with the Chief Financial Officer, the chief accounting officer, any senior internal auditing executive and the independent accountants in separate executive sessions.

          7. Adopt the Audit Committee Report to Shareholders required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          8. Approve any non-audit services to be provided by the Company's independent accountants which audit the Company's financial statements.

Responsibilities with Regard to External Audits

     The Audit Committee shall:

          1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements and assets.

          2. Review annually with the independent accountants, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review the Company's financial results prior to the release of quarterly earnings.

          4. Prior to the filing of reports on Form 10-Q or 10-K, discuss with management and the independent accountants any significant trends or developments, including:

        - Company's major financial risk exposures (including, but not limited to, warranties exposure and Line of Credit compliance) and the steps taken to monitor and control such exposures;

        - Major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, internal auditors, or management.

          5. Periodically receive reports from the independent accountants regarding independence, discuss such reports with the independent accountants, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to insure the independence of the independent accountants.

          6. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

          7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          8. Review with the independent accountants any problems or difficulties the independent accountants may have encountered and any management letter(s) provided by the independent accountants and the Company's response to such letter(s). Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

             (b) Any changes required in the planned scope of the audit.

             (c) Following such time as the Company maintains an internal audit function, the internal audit department responsibilities, budget and staffing.

Compliance Responsibilities

     The Audit Committee shall:

          1. Obtain reports from management, the Company's senior internal auditing executive (if any), and the independent accountants that the Company's subsidiaries are in conformity with applicable legal requirements and any applicable code of conduct.

          2. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with any applicable code of conduct.

          3. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and governmental regulations. This is the responsibility of management and the independent accountants. Except as specifically expressed herein, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and any applicable code of conduct.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                INTERLAND, INC.
         303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GEORGIA 30303
                      2003 ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 1, 2003

    The undersigned shareholder(s) of Interland, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Shareholders and the Proxy Statement, each dated May 30, 2003, and hereby appoints Joel J. Kocher and Allen L. Shulman, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Interland, Inc., to be held on July 1, 2003, at 10:00 a.m. Eastern Time, at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), and to vote, as designated on the proposal below, all shares of Interland, Inc. common stock which the undersigned would be entitled to vote, if then and there personally present, on the proposal set forth below:

1. ELECTION OF DIRECTORS:

Joel J. Kocher                                 Edward L. Shapiro
John B. Balousek                               Robert T. Slezak
Robert C. Lee

         [ ] FOR ALL        [ ] WITHHOLD ALL        [ ] FOR ALL EXCEPT

To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:

--------------------------------------------------------------------------------

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

    The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR item 1 above. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute.

                                                             Dated: ------------------ , 2003

                                                             -------------------------------
                                                             Signature

                                                             -------------------------------
                                                             Signature

                                                             (This Proxy should be voted, signed, and dated by the
                                                             shareholder(s) exactly as his or her name appears
                                                             hereon, and returned promptly in the enclosed enve-
                                                             lope. Persons signing in a fiduciary capacity should so
                                                             indicate. If shares are held by joint tenants or as
                                                             community property, all persons having an interest
                                                             therein should sign.)